UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2017
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.
On February 17, 2017, Steven R. Gardner, Chairman, President and Chief Executive Officer of Pacific Premier Bancorp, Inc. (the “Company”), adopted a prearranged Rule 10b5-1 trading plan (the “Plan”) with a broker to sell up to $200,000 of shares (the “Shares”) of common stock of the Company for tax planning purposes.
Pursuant to Mr. Gardner’s Plan, the brokerage firm may sell the Shares during the selling period beginning on March 3, 2017 and ending on July 20, 2017, at which time the Plan will terminate. Mr. Gardner will have no control over the timing of his stock sales under the Plan, and all transactions under the Plan will be reported by Mr. Gardner through individual Form 4 and Form 144 filings with the Securities and Exchange Commission.
The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans.
A Rule 10b5-1 trading plan must be entered into in good faith at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent prearranged transactions under Rule 10b5-1 from being executed. Using a Rule 10b5-1 trading plan, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: February 17, 2017        By: /s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer